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                       AGREEMENT FOR CONSULTING SERVICES

This Agreement is made and entered into this 16th day of April, 2001, by and between Morris Anderson & Associates, Ltd., a corporation duly organized and existing under the laws of the State of Illinois, with corporate offices located at 1111 East Touhy Avenue, Des Plaines, IL 60018, (hereinafter referred to as "MoA&A") and OPTICARE HEALTH SYSTEMS, INC., (hereinafter referred to as "Client"). In consideration of the mutual covenants herein contained, the parties agree as follows:

1. SCOPE OF WORK. From time to time, Client shall call upon MoA&A to provide adequate qualified personnel to perform services for Client or on behalf of Client for its shareholders, creditors or others. This document is a general definition of the terms and considerations under which those projects are to be performed. This Agreement for Consulting Services ("Agreement") is not an authorization to execute any work or to incur any fees billable to the Client. Such authorization must come directly from the Client in written form ("Work/Project Authorization" or "Authorization"). That Authorization may modify any or all of the terms of this Agreement. If the Authorization does not cover the terms and conditions detailed herein, the terms and conditions of this Agreement shall control. In case of conflict between the terms of such Authorization and the terms of this Agreement, the terms of the Authorization shall control. All Authorizations must be accepted by MoA&A to be binding on MoA&A.

2. COMPENSATION. Client will pay MoM&A for any work undertaken at the agreed upon project price contained in the Authorization or, if no such project price has been agreed to, Client will pay MoA&A for each man-hour devoted to the completion of the work at an hourly rate commensurate with the background and experience of the individual assigned by MoA&A who performs services pursuant to the terms of any Authorization and this Agreement. Such hourly rates may be adjusted by MoA&A from time to time during the performance of services under any Authorization and this Agreement, in MoA&A's sole discretion upon 30 days notice. For each project undertaken on behalf of Client for which there is an agreed upon project price, the price will be payable to MoA&A in accordance with the terms detailed in the Authorization. Otherwise, MoA&A will invoice weekly for services performed hereunder and payment shall be due upon presentation of the invoice.

3. REIMBURSEMENT OF EXPENSES. Client agrees to reimburse MoA&A for all expenses incurred directly relating to any work undertaken hereunder. Such expenses include but are not limited to: travel, lodging, meals, equipment and vehicle rental, clerical supplies and services, and telephone, fax and photocopying charges. Client shall reimburse MoA&A for all such expenses upon presentation of the invoice for the same supported by appropriate documentation.

4. SUPPORT SERVICES. Client agrees to provide MoA&A with duplicating, secretarial and other support services at the location of the work provided they are reasonably necessary to


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complete the work. Should such services be unavailable at the location of the work or it is agreed that MoA&A shall provide such services, MoA&A will charge Client for such services at its regular hourly administrative fee. Such fee will be due and payable upon presentation of the invoice for the same.

5. RIGHTS TO WORK OUTPUT. Client shall retain exclusive rights to ownership of all work output hereunder. Work output includes reports issued pursuant to any Authorization, but excludes, among other things, all working papers of MoA&A and any correspondence, memoranda, calculations, notes, etc. that MoA&A may have used in the development of the reports above or such working papers or in the performance of any work covered by an Authorization. With Client's consent, MoA&A shall have the right to designate, in writing, certain work product, as belonging to MoA&A, prior to the creation of such work product and such designated work product will be the exclusive property of MoA&A.

6. CANCELLATION. Either party hereto may terminate this Agreement prior to the completion of any project or work authorized hereunder by giving notice to the other party. Upon such termination of this Agreement, Client will pay MoA&A for all man-hours worked in accordance with Paragraph 2 hereof up to the time of any such termination plus all outstanding and unreimbursed expenses and administrative fees.

7. PERSONNEL. Each party hereto agrees that it will not employ or contract with any personnel or representatives of the other party hereto during the period of work provided for hereunder and for a period of one (1) year thereafter without the written agreement of the other party. This prohibition on employing personnel or representatives of the other party extends to and bars employment, or contracting, either directly or indirectly, by each parties' principals, owners, investors, and affiliates, and any of their successors or assigns, or any other entities in which any of the principals, owners or investors have more than a five percent (5%) ownership or investment interest. In the event any personnel or representative is employed or contracted with contrary to this paragraph, the employing/contracting party will pay the other party one-third (1/3) of the first full year total cash compensation to be paid by the employing/contracting party, regardless of when actually paid to the employed/contracted personnel or representative. In any dispute under this provision, the prevailing party will be entitled to its attorney fees and costs from the other party.

8. INDEPENDENT CONTRACT. Neither MoA&A nor any of its personnel, nor any entity or personnel performing work or services for MoA&A hereunder shall be deemed to be an agent, employee, officer or director of Client. Instead, they shall be deemed to be an independent contractor for Client, except that any personnel of MoA&A who serves as an elected corporate officer of Client (but not MoA&A) or as a director, executive or other employee shall be considered an agent or employee of Client. MoA&A is a Consultant. MoA&A is being retained by Client only as a consultant. MoA&A is not being hired or retained as an employee, officer or director of Client. In making decisions with respect to consulting with Client under this Agreement or taking any other action related to or in connection with this Agreement, MoA&A shall have no liability to any third party, and shall not be deemed to be in control of the operations of the Client, or to be an "owner or operator" or acting as a "responsible person" or managing agent with respect to the operation or management of the Client.

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9. LIMITATION OF LIABILITY. MoA&A assumes no responsibility or liability under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action taken by Client in following or declining to follow any advice or recommendations of MoA&A. MoA&A shall only be liable to Client by reason of acts by MoA&A constituting willful or wanton misconduct. MoA&A makes no warranties (including any warranties as to merchantability or fitness) either expressed or implied with respect to any product or goods supplied by MoA&A or others. Client shall be limited to the warranties of the respective manufacturers of the products and goods supplied. MoA&A shall not be liable for any loss or damages resulting from its performance or failure to perform or resulting from Clients' reliance on counsel given. MoA&A shall not be liable for any consequential or special damages arising out of the performance of work or failure to perform work or services or for counsel given.

10. CONFIDENTIALITY AND INDEPENDENCE. MoA&A will maintain in strict confidence any and all information of a non-public nature relating to Client or its business that it may gain or develop in the course of its engagement by Client (including, without limitation, its own work product and advice to Client), and will not disclose any such information to any person during or after its engagement by Client except with the written consent of Client, as permitted by law or as required by court order. In addition, if information is communicated to MoA&A or developed by MoA&A at any time which indicates that Client or any of its affiliates, officers, employees, or shareholders may have been or may be involved in fraudulent activities of any nature, such information may be disclosed to any third party as MoA&A, in its sole discretion, deems appropriate. Upon termination of this Agreement, MoA&A will return to Client all materials of a non-public nature received from Client in the course of its engagement, and will either deliver to Client or destroy any copies thereof that it may have made or received.

MoA&A receives referrals and maintains business relationships with banks, insurance companies, financial organizations, investors, attorneys, etc. on a regular basis and has a variety of financial interests. Such relationships and interests, however, are always dealt with separately from Client's business. In conjunction with the confidentiality agreement contained herein, MoA&A will not without Client's consent during the term of this Agreement nor thereafter knowingly provide any services to any person or entity regarding Client's business, other than to Client.

11. DISCLAIMER OF CONTROL OVER ENVIRONMENTAL DECISIONS. MoA&A shall not exercise authority or control over Client's operations or participate in arranging for the disposal of hazardous wastes and shall not have the ability or power to direct corporate activities of the Client regarding hazardous waste disposal, storage and other practices relating in any way to Client's environmental matters. Furthermore, MoA&A shall not control or have authority over the activities of a facility from which hazardous substances are released and MoA&A shall not participate in the management of such a facility. MoA&A shall not be liable for any environmental response costs incurred by Client or others under CERCLA or any other applicable state environmental laws and Client shall indemnify and hold MoA&A harmless for any such costs incurred.


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12. INSURANCE INDEMNIFICATION.

     (a) During the term of MoA&A's retention by the Client during the term of this Agreement, the Client shall maintain in full force and effect directors' and officer's liability and commercial liability insurance (including without limitation fidelity insurance coverage) in commercially reasonable amounts with responsible, licensed insurance carriers which insures MoA&A and each of its employees, representatives, contractors and agents acting in the capacity of Executive Officer, Chief Operating Officer, director, manager, employee, representative, agent, or other officer of the Client (whether in name or in fact), and names MoA&A and each such individual as additional insureds thereon, against all such liabilities ordinarily covered under such directors' and officers' and commercial liability and fidelity coverage. Client shall provide MoA&A with a certificate evidencing that such insurance coverage is in full force and effect at all times during which such services are performed hereunder.

     (b) Client shall indemnify and hold harmless MoA&A and such of its employees, representatives, contractors and agents acting in the capacity of Executive Officer, Chief Operating Officer, director, manager, employee, representative, agent, or other officer of the Client (whether in name or in fact) for and against any loss, cost or damage sustained or incurred by such indemnified parties on account of their respective actual or alleged acts or omissions as though they formally held such offices, directorships and/or positions with the Client to the full extent authorized by the Business Corporation Act of Illinois and the Client's By-Laws; provided, however, that the foregoing indemnification shall be deemed null and void and of no effect on the parties in the event that (and to the extent that) such indemnification limits, terminates, novates or makes voic all or any portions of the insurance coverage maintained and to be maintained by the Client pursuant to subparagraph
(a) above.

13. AUTHORIZATION. Client warrants and represents that this Agreement has been duly authorized by Client's Board of Directors and that this Agreement represents the valid and binding obligation of Client.

14. HEADINGS. Paragraph headings of this Agreement have been inserted for convenience of reference only and shall not be construed to affect the meaning of this Agreement.

15. GOVERNING LAW. The terms of this Agreement shall be construed, interpreted and enforced under laws of the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


Morris Anderson & Associates, Ltd.              OPTICARE HEALTH SYSTEMS, INC.

By: /s/ Alan J. Glazer                          By: /s/ Dean J. Yimoyines
    ------------------------------                  ----------------------------
          Its President                                  Its President





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                        MoA&A WORK/PROJECT AUTHORIZATION

In accordance with our Agreement for Consulting Services dated the 16th day of April, 2001 the undersigned Client OPTICARE HEALTH SYSTEMS, INC. hereby authorizes MoA&A to undertake the following work and/or projects, at the specified fees, all as stated below:


DESCRIPTION OF WORK TO BE PERFORMED

TASK #1   DIAGNOSTIC ACTIVITY

     A. Review and analyze Client's current operations, current and prospective markets and products, market positions, organization and financial condition

     B. Establish with Client's top management input, clearly stated financial, operational, and organizational objectives.

     C. Advise Client of strategic changes and alternative courses of action, if any, that are required to reach the above stated objectives.


TASK #2   REVITALIZATION PLAN DEVELOPMENT

     A. Based upon analysis findings and conclusions developed in above, confirm and/or prepare and document Client's formal Revitalization Business Plan including:

          1. Detailed outline of Client's strategies, tactical action plans and related Timetables with implementation plan for sales, marketing, and operations, personnel and organization, distribution, and financing.

          2. Detailed 12-month cash projections and statements of profit and loss and financial condition, including detailed underlying assumptions.

          3. Support narrative convering Client history, products, services and operations, customer base, competition, management team, and financial performance and condition.

     B. Completed Revitalization Business Plan documents will be presented to Client's management for use in implementing internal operating and marketing plans as well as presentation to stakeholders.




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TASK #3   REVITALIZATION IMPLEMENTATION

     A. Present, negotiate and seek approval commitments from all impact parties to implement the Revitalization Plan.

     B. Assist Client's management, as needed, in implementing specific marketing, distribution, operational and/or organization strategies and action plans.


TASK #4   STABILIZATION ACTIVITIES

     A. Provide Client with qualified interim management support personnel who will work in conjunction with present management to operate the day-to-day business affairs of the Client, if and when requested. In addition, MoA&A will provide the services of Alan J. Glazer to provide the services of Chief Restructuring Officer (CRO) to work in conjunction with the Chief Executive Officer and reporting to the Board of Directors until Debt Rest, or such time as a satisfactory replacement can be oriented to this position. The principal activity of the CRO, in addition to traditional position responsibilities will be to oversee all of the work provided to Client by MoA&A and to implement the Revitalization Plan once it has been adopted.

     B. Serve as Client's liaison with its secured lenders, creditors and other impact parties, to maintain stable operating relationships, and negotiate with those parties on behalf of Client until the Revitalization Plan has been adopted and implementation begun, and CRO at all times will be delegated and have all powers and authority as is necessary or appropriate to enable such CRO to carry out such responsiblity.


CONSULTING PROJECT FEES

Consulting fees for the work described above will be based on the following billing rates:

                Partners & Principals                   $300-350/hour
                Senior Consultants/ Specialists         $155-275/hour
                Consultants                             $75-150/hour
                Support Staff                           $25-100/hour

Client will reimburse MoA&A for all reasonable expenses incurred under this Work Authorization in accordance with the terms specified under Agreement for Consulting Services dated 4/16, 2001.

Upon signing of this Authorization, MoA&A will receive a retainer of $25,000 prior to commencement of the activities described herein. Subject to the provisions of the Agreement for Consulting Services, hourly fees and expenses will be billed and payable on a weekly basis. The retainer above will be applied to the last $25,000 of fees and expenses due and payable hereunder.





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CANCELLATION

This Authorization can be canceled by either party at any time prior to the completion of this Authorization in accordance with Paragraph 6 of the Agreement.


                                             OPTICARE HEALTH SYSTEMS, INC.

Dated:  4/16/01                              By: /s/ Dean J. Yimoyines
        -------                                  -------------------------
                                                     Its _____ President












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